UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2005

Centrue Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15025	36-3846489
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

310 S. Schuyler, P.O. Box 552, Kankakee, Illinois		60901
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	815-937-4440

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2005, Centrue Bank (the "Bank"), a wholly owned subsidiary of Centrue Financial Corporation (the "Company"), entered into an employment agreement with William R. Britt to serve as the President and Chief Operating Officer of the Bank. The agreement provides for an initial term of three years to be automatically extended one additional year on each anniversary of the effective date of the agreement, unless either party provides written notice of non-renewal at least 30 days prior to such anniversary of the effective date.

The agreement provides for an annual base salary of $262,000 which may be maintained or increased during the term of the agreement in accordance with the Bank’s established management compensation policies. The agreement provides for an annual performance bonus (up to $90,000 for the year ending December 31, 2005 and up to 50% of Mr. Britt’s base salary for each year thereafter), participation in all plans and benefits generally accorded to senior executives, a car allowance and assistance with the relocation of his principal residence. In addition, Mr. Britt has been granted options to purchase 14,500 shares of the Company’s common stock with an exercise price equal to the fair market value on the date of grant.

If Mr. Britt’s employment is terminated without cause, as defined in the agreement, the Bank will be obligated to pay him an amount equal to three times his then-current annual base salary (ratably over three years) and to provide health insurance during the continuation period under federal employee benefit laws. If the Bank terminates Mr. Britt for cause, the Bank’s only obligation under the agreements is to pay his base salary and benefits accrued through the effective date of termination.

If, within one year following a change in control of the Company, Mr. Britt voluntarily terminates his employment due to constructive discharge, for any reason, if the change in control occurs after the first anniversary of the date of the agreement, or if his employment is involuntarily terminated, then Mr. Britt will be entitled to a lump sum cash payment and benefits equal to those he would be entitled to if terminated by the Bank without cause.

Additionally, the agreement includes a covenant limiting Mr. Britt’s ability to compete with the Company, the Bank or their subsidiaries in an area encompassing a 25-mile radius of the counties in which they operate for a period of one year following termination of employment.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As discussed in Item 1.01 of this Current Report on Form 8-K, on July 18, 2005, the Bank entered into an Employment Agreement with Mr. Britt to serve as President and Chief Operating Officer of the Bank. Mr. Britt, age 57, has most recently served as Wisconsin regional President for Citizens Bank. He was previously a regional President for Old National Bancorp. Mr. Britt has over 35 years of experience working with financial institutions in the Midwest.

The terms of Mr. Britt’s employment, described in Item 1.01 above, are herein incorporated by reference.

A copy of the Company’s news release dated July 18, 2005 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Employment Agreement by and between Centrue Bank, Centrue Financial Corporation and William R. Britt, executed on July 18, 2005, filed pursuant to Item 1.01 of this Form 8-K.

99.1 News release dated July 18, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrue Financial Corporation

July 18, 2005	By:	Thomas A. Daiber

Name: Thomas A. Daiber
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between Centrue Bank, Centrue Financial Corporation and William R. Britt, executed on July 18, 2005, filed pursuant to Item 1.01 of this Form 8-K.
99.1	News release dated July 18, 2005.